EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated July 23, 2012, of Pharmagen, Inc. (formerly known as Sunpeaks Ventures, Inc.) relating to the financial statements as of December 31, 2011 and 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

January 25, 2013